STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "AGREEMENT") is made and entered into as of July 30, 2001 by and between Tengtu International Corp., a Delaware corporation (the "COMPANY") and Bestler International Limited (the "INVESTOR").

         WHEREAS, the Investor desires to make an equity investment in the Company; and

         WHEREAS, the Company desires to issue to the Investor, and the Investor desires to purchase from the Company, shares of the Company's $.01 par value per share common stock (the "COMMON STOCK"), pursuant to Regulation S, promulgated under the Securities Act of 1933, as amended (the "1933 ACT"), on the terms and conditions set forth in this Agreement;

         WHEREAS, the Company has executed certain Investor Rights Agreements in connection with a private placement pursuant to Regulation S promulgated under the 1933 Act during the period from April 2001 to June 2001 (the "INVESTOR RIGHTS AGREEMENTS");

         NOW, THEREFORE, the parties hereby agree as follows:

1.       AGREEMENT TO PURCHASE AND SELL THE COMMON STOCK. The
         Company agrees to issue to the Investor, and the Investor agrees to purchase from the Company One Million, Two Hundred Nineteen Thousand, Five Hundred Twelve (1,219,512) shares of Common Stock at a price of US$1.23 per share, for a total purchase price of One Million, Five Hundred Thousand Dollars (US$1,500,000) (the "PURCHASE PRICE") pursuant to Regulation S promulgated under the 1933 Act.

2. CLOSING. The purchase and sale of the Common Stock will take place at the offices of Hecht & Associates, P.C., 60 East 42nd Street, Suite 5101, New York, New York 10165-5101, U.S.A., at 10:00 a.m. New York time, on August 2, 2001, or at such other time and place as the Company and the Investor mutually agree upon (which time and place are referred to in this Agreement as the "CLOSING"). At the Closing, the Company will deliver to the Investor the original stock certificates in Investor's name and in such denominations as Investor may specify against delivery to the Company by the Investor of the Purchase Price, paid by wire transfer of immediately available funds to the account designated by the Company in writing prior to the Closing.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The
         Company hereby represents and warrants to the Investor as follows:


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         3.1   ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company has
               been duly incorporated and organized, and is validly existing and, except as set forth in the Schedule of Exceptions attached hereto as Exhibit A, in good standing, under the laws of the State of Delaware. The Company has the corporate power and authority to enter into and perform this Agreement, to own and operate its properties and assets and to carry on its proposed business as currently conducted.

         3.2 DUE AUTHORIZATION. All corporate action on the part of the Company's directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligations of the Company, enforceable in accordance with its terms.

         3.3 VALID ISSUANCE OF STOCK. The Common Stock, when issued and paid for as provided in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         3.4 GOVERNMENTAL CONSENTS. To the best of the Company's knowledge, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any court, governmental agency, regulatory authority or political subdivision thereof, or any other entity, is required in connection with the execution, delivery and performance by the Company of this Agreement.

         3.5 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending (or, to the best knowledge of the Company, currently threatened) against the Company or any company deemed in control of the Company, their respective activities, properties or assets or, to the best of the Company's knowledge, against any officer, director or key employee of the Company or any Company deemed in control of the Company in connection with such officer's, director's or key employee's relationship with, or actions taken on behalf of, the Company or any Company deemed in control of the Company. The Company has no knowledge or belief that there is pending or threatened any claim or litigation against the Company contesting its right to produce, manufacture, sell, use or offer any product, process, method, substance, part or other material or service presently produced, manufactured, sold, used or offered or planned to be produced, manufacture, sold, used or

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               offered by the Company. The Company has no knowledge or belief that there exists, or there is pending or planned, any patent, invention, device, application or principle, which would materially adversely affect the condition, financial or otherwise, or the operations of the Company.

         3.6 RELATED-PARTY TRANSACTIONS. No employee, officer or director of the Company or any Company deemed in control of the Company or member of his or her immediate family is indebted to the Company, nor is the Company or any Company deemed in control of the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, except as otherwise described in the Schedule of Exceptions. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company members of their immediate families may own non-controlling interests in stock of publicly traded companies that may compete with the Company. To the best of the Company's knowledge, no such officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company, except as set forth in the Schedule of Exceptions.

         3.7 PERMITS. To the best of the Company's knowledge, the Company has, or is in the process of obtaining, all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect its business, properties or financial condition and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

         3.8 REGISTRATION RIGHTS AND OTHER SHAREHOLDER RIGHTS. Except as provided in the Investor Rights Agreements, other investor rights agreements with prior purchasers of the Company's stock and debt with options to purchase Company stock, the agreements with Swartz Equity Partners, LLC, the Company is not under any obligation to register under the 1933 Act, any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding options or warrants nor is the Company obligated to register or qualify any such securities under the securities laws of any state of the United States or to list any of its shares in any other

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               jurisdiction. To the best of the Company's knowledge, no voting or similar agreements exist related to the Company's securities which are presently outstanding or that may hereafter be issued.

4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTOR. The Investor hereby represents and warrants to, and agrees with, the Company that:

         4.1 AUTHORIZATION. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms. The Investor represents that he has full power and authority to enter into this Agreement and any other agreements to which it is a party.

         4.2 PURCHASE FOR OWN ACCOUNT. The Common Stock to be purchased by such Investor hereunder will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Investor also represents that Investor was not formed for the purpose of investing in Regulation S securities or formed for the purpose of investing in the Common Stock. Investor is not registered as an issuer under the 1933 Act and is not required to be registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as amended.

         4.3 STATUS AS A NON-U.S. COMPANY. No offer to enter into this Agreement has been made by the Company to Investor in the United States. At the times of the offer and execution of this Agreement, Investor and all of its 10% or more equity owners, if any, were located and resided outside the United States.

         4.4 NO DIRECTED SELLING EFFORTS. Neither Investor, nor any of its affiliates, nor any person acting on its behalf or on behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the Common Stock, including but not limited to effecting any sale or short sale of the Company's securities through Investor or any of its affiliates prior to the expiration of any restricted period contained in Regulation S (any such activity being defined herein as a "Directed Selling Effort"). To the best knowledge of the undersigned, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the

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



               registration provisions of the 1933 Act, and the Common Stock is being purchased for investment purposes by Investor. Investor agrees that all offers and sales of the Common Stock from the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the 1933 Act. Investor and its representatives have not conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and will not engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

         4.5 DISCLOSURE OF INFORMATION. The Investor believes he has received or has had full access to all the information he considers necessary or appropriate to make an informed investment decision with respect to the Common Stock to be purchased by the Investor under this Agreement. The Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which the Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in
               Section 3. The Investor has not relied on any oral representation made by the Company or any officer, director or employee of the Company.

         4.6 INVESTMENT EXPERIENCE. The Investor understands that the purchase of the Common Stock involves substantial risk. The Investor (a) has experience as an investor in securities of companies in the development stage and acknowledges that the Investor can bear the economic risk of the Investor's investment in the Common Stock and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Common Stock and protecting his own interests in connection with this investment and/or (b) has a preexisting business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Investor to be aware of the character, business acumen and financial circumstances of such persons.

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         4.7   ACCREDITED INVESTOR STATUS. The Investor is an "ACCREDITED
               INVESTOR" within the meaning of Regulation D promulgated under the 1933 Act.

         4.8 RESTRICTED SECURITIES. The Investor understands that the Common Stock is characterized as "RESTRICTED SECURITIES" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Investor represents that the Investor is familiar with Rule 144 and Regulation S of the 1933 Act, and understands the resale limitations imposed thereby and by the 1933 Act. The Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in the Investor Rights Agreement.

         4.9 REGULATION S LIMITATIONS ON DISPOSITIONS. Investor acknowledges and agrees that it may not resell the Common Stock to a "U.S. person" as defined in Rule 902(k) of Regulation S, or within the United States, until the expiration of any restricted period provided by Rule 903 of Regulation S, and that following any restricted period the Common Stock may be resold to a U.S. person or within the United States only: (i) pursuant to a registration statement under the 1933 Act, or (ii) if applicable, pursuant to an exemption from such registration for sales by a person other than an issuer, underwriter, or dealer as those terms are used in
               Section 4(1) and related provisions of the 1933 Act and regulations thereunder or pursuant to another exemption from registration. Investor acknowledges that the Common Stock has not been registered under the 1933 Act or qualified under state securities laws of the United States and that the transferability hereof and thereof within the jurisdiction of the United States is restricted by the 1933 Act as well as such state laws. Investor acknowledges that the Common Stock is being sold in reliance upon the transaction exemption afforded by Regulation S in connection with an offshore offer and sale of securities of the Company not within or subject to the jurisdiction of the United States markets. Investor acknowledges it has received a copy of Regulation S, is familiar with and understands the terms thereof, and has had the opportunity to consult with its legal counsel concerning this Agreement and Regulation S.

               Investor acknowledges that if any transfer of the Common Stock is proposed to be made in reliance upon an exemption under the 1933 Act, the Company may require an opinion of counsel satisfactory to the Company that such transfer may be made pursuant to an applicable exemption under the 1933 Act. Investor acknowledges that, so long as appropriate, a legend similar to the following may appear on the certificates representing the Common Stock:

               THESE SHARES HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO REGULATION S THEREUNDER. THE SHARES EVIDENCED BY THIS CERTIFICATE CANNOT BE TRANSFERRED, OFFERED, OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS THAT TERM IS DEFINED IN REGULATION
               S) UNTIL ONE YEAR AFTER COMPLETION OF THE OFFERING.

         4.10 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Common Stock except:

               (a) pursuant to a registration statement under the 1933 Act covering such disposition; or

               (b) pursuant to an exemption from registration under the 1933 Act, including, without limitation, Rule 144, Rule 144A or Regulation S thereunder.

         4.11 NO GENERAL SOLICITATION. Investor has not received any general solicitation or advertising regarding the offering of the Common Stock or this Agreement.

5. CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of the Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of the Company contained in Section 3 shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

         5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

         5.3 SECURITIES EXEMPTIONS. The offer and sale of the Common Stock to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act.

         5.4 COMPLETION OF DUE DILIGENCE. The Investor shall have completed his legal and financial due diligence, the results of which shall be reasonably satisfactory to the Investor, and the Company shall have reasonably cooperated with the Investor in connection therewith.

         5.5 EXHIBITS. The Company shall be provided the completed Schedule of Exceptions to the Investor, the form and substance of which shall be acceptable to the Investor in its absolute and sole discretion.

6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by the Investor:

         6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 4 shall be true and complete on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

         6.2 PAYMENT OF PURCHASE PRICE. The Investor shall have delivered to the Company the Purchase Price in accordance with the provisions of Section 2.

         6.3 SECURITIES EXEMPTIONS. The offer and sale of the Common Stock to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, and that prior to closing the Investor will deliver to the Company an executed Investment Letter in the form attached hereto as Exhibit B.

7.       POST-CLOSING COVENANTS.

         7.1   CONFIDENTIALITY.


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               (a)  The Investor acknowledges that the Company could be
                    irreparably damaged if confidential information concerning the business and affairs of the Company were disclosed to or utilized on behalf of any person. The Investor covenants and agrees to and with the Company that, except as otherwise provided in this Agreement, it will not, at any time, directly or indirectly, without the prior written consent of the Company, divulge, or permit any of its partners, shareholders, directors, officers, employees or agents to divulge to any person any non-public information concerning the business or financial or other affairs, or any of the methods of doing business used by the Company or any of its subsidiaries, nor release any information provided pursuant to or concerning this Agreement or any ancillary agreement or the transactions contemplated by this Agreement or any Ancillary Agreement if such release is intended for, or may result in, its public dissemination. The foregoing requirements of confidentiality shall not apply to information: (i) that is now or in the future becomes freely available to the public through no fault of or action by the using or disclosing party; (ii) that is in the possession of the using or disclosing party prior to the time such information was obtained from the Company or that is independently acquired by the using or disclosing party without the aid, application or use of such other information; (iii) that is obtained by the using or disclosing party in good faith without knowledge of any breach of a secrecy arrangement from a third party; (iv) that is required to be disclosed by applicable law or order of government agency or self-regulatory body; or (v) that is disclosed in connection with any bona-fide offer to purchase any shares in the Company; provided that the proposed transferor obtains an undertaking from the proposed transferee to keep such information confidential in accordance with the provision of this Section 7.1 prior to such disclosure.

               (b) The Investor and the Company agree to consult with each other (and to take into consideration any comments reasonably raised by any such party) prior to the dissemination of any press release or public communication concerning this Agreement or any ancillary agreement or the transactions contemplated by this Agreement or any ancillary agreement. Any such press release or public communication shall be subject to the approval of both the Company and the Investor.

               (c)  This Section 7.1 will survive termination of this Agreement.

         7.2 REGISTRATION RIGHTS. The Company agrees that the Common Stock purchased by Investor pursuant to this Purchase Agreement shall be included with any securities registered under the Investor Rights Agreements, subject to all terms and conditions set forth therein.

8.       GENERAL PROVISIONS.

         8.1 SURVIVAL OF WARRANTIES; INVESTIGATION. The representations, warranties and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing. It shall be no defense to an action for breach of this Agreement that the Investor or its agents have (or have not) made investigations into the affairs of the Company or that the Company could not have known of the misrepresentation or breach of warranty. Damages for breach of a representation or warranty or other provision of this Agreement shall not be diminished by alleged tax savings resulting to the complaining party as a result of the loss complained of.

         8.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except that the Company may not assign or transfer any of its rights or obligations under this Agreement.

         8.3 GOVERNING LAW; JURISDICTION. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of New York. The Company and Investor hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices below. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         8.5 HEADINGS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

         8.6 NOTICES. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be

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



               effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for deliveries within a country, or three (3) business days after such deposit for international deliveries or (iv) three (3) business days after deposit in mail by certified mail (return receipt requested) or equivalent for deliveries within a country.

               All notices for international delivery will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number indicated for such party, in the case of the Company, c/o Hecht & Associates, P.C., 60 East 42nd Street, Suite 5101, New York, NY 10165-5101, Attention: Charles J. Hecht, Esq. or, in the case of the Investor, Bestler International Limited, Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands, or at such other address or facsimile number as such other party may designate by giving ten
               (10) days advance written notice by one of the indicated means of notice herein to the other parties hereto. Notices by facsimile shall be machine verified as received.

               Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given in the manner set forth above.

         8.7 COSTS, EXPENSES. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

         8.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. No delay or omission to exercise any right, power, or remedy accruing to the Investor, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to the Investor, shall be cumulative and not alternative.

         8.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

         8.10 ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

         8.11 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                                THE COMPANY:

                                       TENGTU INTERNATIONAL CORP.


                                       By:______________________________
                                       Name:
                                       Title:


                                       BESTLER INTERNATIONAL LIMITED



                                       By:____________________________
                                       Name: Ms. Lianzhen Xia
                                       Title: President

                                    EXHIBIT A

                             SCHEDULE OF EXCEPTIONS
                             ----------------------


3.6 The Company has made a loan of $30,000 to Jing Lian, who serves as Vice President and a Director of the Company.

                                    EXHIBIT B


                                INVESTMENT LETTER
                                -----------------